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                                                                    EXHIBIT 10.2

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT


            This THIRD AMENDMENT TO CREDIT AGREEMENT is entered into as of January 22, 2001 (this "Amendment") by and between BROCADE COMMUNICATIONS, a Delaware corporation, with its principal place of business at 1745 Technology Drive, San Jose, California 95110 ("Borrower"), and COMERICA BANK-CALIFORNIA ("Bank"), a California banking corporation, with its principal place of business at 333 West Santa Clara Street, San Jose, California 95113.


                                    RECITALS

            A. Borrower and Bank have previously entered into that certain Credit Agreement dated as of January 5, 2000, as amended by the First Amendment to Credit Agreement dated March 21, 2000, as amended by the Second Amendment to Credit Agreement dated September 20, 2000 (the "Credit Agreement").

            B. Pursuant to the terms of the Credit Agreement, Borrower wishes to obtain an additional standby letter of credit from Bank, and Bank desires to issue such standby letter of credit.

            C. This Amendment sets forth the terms on which Bank will issue the additional standby letter of credit to Borrower.


                                    AGREEMENT

            For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as set forth below.

            1. Incorporation by Reference; Definitions. The foregoing Recitals and the Credit Agreement are incorporated herein by this reference as though set forth in full herein. Any terms not defined herein shall have the meanings given in the Credit Agreement. As used herein, and unless otherwise defined herein, the following terms shall have the following respective meanings except as the context shall otherwise require:

                "Letter of Credit" means the standby letter of credit issued by Bank for the account of Borrower, and for the benefit of Spieker Properties, L.P. in the amount of Ten Million Four Hundred Five Thousand Nine Hundred Eighty Three and 00/100 Dollars ($10,405,983.00), provided, however, that if Bank approves extensions of the Maturity Date, then the amount of the Letter of Credit shall be reduced as follows: the amount of the Letter of Credit shall be reduced to Eight Million Two Hundred Eighty Nine Thousand Four Hundred Eighty Seven and 00/100 Dollars ($8,289,487.00) commencing on the date forty eight (48) months from the date hereof and continuing

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until sixty (60) months from the date hereof, which amount shall be reduced further to Six Million One Hundred Seventy Two Thousand Nine Hundred Ninety Two and 00/100 Dollars ($6,172,992.00) commencing on the date sixty one (61) months from the date hereof and continuing until the date seventy two (72) months from the date hereof, which amount shall be further reduced to Four Million Fifty Six Thousand Four Hundred Ninety Six and 00/100 Dollars ($4,056,496.00) commencing on the date seventy three (73) months from the date hereof and continuing until the date eighty four (84) months from the date hereof, which amount shall be further reduced to One Million Nine Hundred Forty Thousand and 00/100 Dollars ($1,940,000.00) commencing on the date eighty four (84) months from the date of this hereof until the final Maturity Date.

                "Letter of Credit Agreement" means the Standby Letter of Credit Application and Agreement dated the date hereof by and between Borrower and Bank.

                "Letter of Credit Documents" means this Amendment, the Letter of Credit, and the Letter of Credit Agreement.

                "Maturity Date" means December 1, 2003, provided however that the Letter of Credit may be renewed annually, subject to Bank approval, which annual renewals may be up to a final maturity date of November 30, 2013.

            2. Amendment to the Credit Agreement. The parties have agreed to the amendments to the Credit Agreement set forth in this Section 2.

                2.1 Additional Letter of Credit. The Letter of Credit is issued as an additional letter of credit under the Credit Agreement and is subject to the terms and conditions of the Credit Agreement. The Letter of Credit Documents are incorporated herein by this reference.

                2.2 Issuance of Letters of Credit. Subject to the terms and conditions of the Letter of Credit Documents and the Credit Agreement, Bank shall issue the Letter of Credit.

                2.3 Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance of the Letter of Credit, and upon the payment by Bank of each draft under the Letter of Credit, in accordance with Bank's standard fees and charges in effect at the time the Letter of Credit is issued or amended or any draft is paid. In addition, Borrower shall prepay to Bank an annual fee with respect to the Letter of Credit in an amount equal to one-half of one percent (0.50%) per annum of the original face amount of the Letter of Credit for the time period equal to the date of issuance of the Letter of Credit to and including the Maturity Date.

                2.4 Reimbursement by Borrower. Borrower shall immediately reimburse Bank for all sums paid by Bank on account of the Letter of Credit in accordance with the Letter of Credit Agreement.

                2.5 Indemnity. Borrower shall indemnify Bank as set forth in the Letter of Credit Agreement.

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                2.6 Payment of Drafts. Bank shall pay drafts as set forth in the
Letter of Credit Agreement.

                2.7 Amendment to Section 8.2 of the Credit Agreement. Section
8.2 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                8.2 Tangible Effective Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Effective Net Worth of not less than Three Hundred Fifty Two Million and 00/100 Dollars ($352,000,000.00); which sum shall increase, on an annual basis as of Borrower's fiscal year end, by an amount equal to (a) fifty percent (50%) of Borrower's net profit; plus (b) ninety percent (90%) of additional equity raised by Borrower.

                8.3 Profitability. Borrower shall have a minimum net profit, on an operating and after tax basis, greater than Zero and 00/100 Dollars ($0.00) on a rolling two (2) quarter basis, provided however that Bank shall exclude from its profitability calculation for approved acquisitions, in process research and development charges and any other non-cash acquisition related write-offs.

            3. Conditions Precedent.

                3.1 Issuance of the Letter of Credit. As conditions precedent to Bank's obligation to issue the Letter of Credit, Borrower shall deliver, or cause to be delivered, to Bank:

                    3.1.1 A duly executed copy of this Amendment;

                    3.1.2 A duly executed copy of the Letter of Credit
Agreement;

                    3.1.3 All representations and warranties of Borrower to Bank set forth in the Letter of Credit Documents shall be accurate and complete in all respects; and

                    3.1.4 There shall not exist an Event of Default or an event which with the giving of notice of passage of time, or both, would be an Event of Default.

            4. No Modification of Other Obligations. Except as is otherwise specifically set forth herein, the Credit Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.

            5. Conflicts. If a conflict exists between the provisions of the Credit Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

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            6. Further Assurances. Borrower agrees to make and execute such other documents as may be necessary or required to effectuate the terms and conditions of this Amendment.

            7. Future Modifications. This Amendment does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Credit Agreement. Any amendments hereto shall be in writing and signed by the parties.

            8. Integration. This Amendment is an integrated agreement, and supercedes all negotiations and agreement regarding the subject matter hereof, and taken together with the Credit Agreement, constitutes the final agreement of the parties with respect to the subject matter hereof and thereof.

            9. Fees and Costs. Borrower shall pay Bank's attorneys' fees and costs incurred in the preparation of this Amendment.

            10. Severability. In the event any one or more of the provisions contained in this Amendment is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            11. Interpretation. This Amendment and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code Section 1654.

            12. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.


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            IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the day and year first written above.



BROCADE COMMUNICATIONS



By:
      ----------------------------

Title:
      ----------------------------


COMERICA BANK-CALIFORNIA


By:     Sarah Lewis
Its:    Vice President